UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934
(Amendment No.      )

Check the appropriate box:

☑	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

LPL INVESTMENT HOLDINGS INC.
(Name of Registrant as Specified in Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Age Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

LPL INVESTMENT HOLDINGS INC.
ONE BEACON STREET
BOSTON, MASSACHUSETTS 02108

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO ALL HOLDERS OF COMMON STOCK OF LPL INVESTMENT HOLDINGS INC.

The purpose of this letter is to inform stockholders of record at the close of business on June 18, 2010 of LPL Investment Holdings Inc., a Delaware corporation (hereinafter referred to as the “Company,” “LPL,” “we” or “our”), that our board of directors has approved and stockholders representing approximately 72.6% of our outstanding common stock (such holders, the “Majority Holders”) on June 18, 2010 have executed a written consent approving: (1) our amended and restated certificate of incorporation, (2) an increase in the number of authorized shares of our common stock from Two Hundred Million (200,000,000) to Six Hundred Million (600,000,000), as reflected in our amended and restated certificate of incorporation and (3) the adoption of the 2010 Omnibus Equity Incentive Plan.

A copy of the amended and restated certificate of incorporation, in the form to be filed with the Secretary of State of the State of Delaware, is attached to the accompanying information statement as Exhibit A (the “Amended and Restated Certificate of Incorporation”). A copy of the 2010 Omnibus Equity Incentive Plan is attached to the accompanying information statement as Exhibit B.

Under the General Corporation Law of the State of Delaware (the “DGCL”) and unless otherwise provided for in a corporation’s certificate of incorporation, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of the Majority Holders of our outstanding common stock (“Common Stock”) is sufficient under the DGCL and our existing certificate of incorporation and amended and restated bylaws to approve the actions described above. Accordingly, the actions described above will not be submitted to you and our other stockholders for a vote at a meeting of the stockholders. This letter and the accompanying information statement are intended to notify you of this stockholder action in accordance with applicable Securities and Exchange Commission (“SEC”) rules as a result of our Common Stock being registered with the SEC and Section 228 of the DGCL. Pursuant to the applicable SEC rules, this corporate action will be effective 20 calendar days after the date of the initial mailing of the accompanying information statement, or on or about July   , 2010.

Under Section 228(e) of the DGCL, when stockholder action is taken without a meeting by less than unanimous written consent, prompt notice of the taking of such corporate action must be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided in subsection (c) of Section 228. This letter is also intended to serve as the notice required by Section 228(e) of the DGCL.

An information statement containing a detailed description of the matters adopted by written consent accompanies this notice. You are urged to read the information statement in its entirety for a description of the action taken by the Majority Holders. HOWEVER, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. We are furnishing you an information statement only to comply with SEC rules and Section 228 of the DGCL. No action is required of you.

June   , 2010

By order of the board of directors of LPL Investment Holdings Inc.

/s/  Mark S. Casady
Mark S. Casady, Chairman and Chief Executive Officer
Boston, Massachusetts
June  , 2010

LPL INVESTMENT HOLDINGS INC.
ONE BEACON STREET
BOSTON, MASSACHUSETTS 02108

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
THE SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

DATED JUNE  , 2010

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND

This information statement is being provided on or about June  , 2010 to the stockholders of record of LPL Investment Holdings Inc. (“LPL,” the “Company,” “we,” “us” or “our”) at the close of business on June  , 2010 (the “Record Date”). This information statement is for informational purposes only. No action is requested or required on your part. This information statement constitutes notice to our stockholders of corporate action by stockholders without a meeting, as required by Section 228(e) of the General Corporation Law of the State of Delaware (the “DGCL”).

On June 4, 2010, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 for a proposed initial public offering of our common stock (the “Registration Statement”). It is not currently determinable when or if the Registration Statement will be declared effective by the SEC, or if the offering will occur. However, upon the effectiveness of the Registration Statement and listing of our common stock on a stock exchange, our shares of common stock, par value $0.001 per share (“Common Stock”) will be publicly traded.

This information statement is being furnished to you to inform you that in connection with the filing of the Registration Statement, our board of directors has approved and stockholders representing approximately 72.6% of our outstanding shares of Common Stock (such holders hereinafter are referred to as the “Majority Holders”) on June 18, 2010 have executed a written consent in lieu of a stockholders meeting approving: (1) the amendment and restatement of our certificate of incorporation (the “Amended and Restated Certificate of Incorporation”), (2) an increase in the number of authorized shares of our Common Stock from Two Hundred Million (200,000,000) to Six Hundred Million (600,000,000), as reflected in our Amended and Restated Certificate of Incorporation and (3) the adoption of the 2010 Omnibus Equity Incentive Plan. The approval of a majority of our outstanding shares of Common Stock is required for us to effect the Amended and Restated Certificate of Incorporation. Under the DGCL and our organizational documents, we are entitled to obtain that approval by written consent. The number of shares voted in favor of these proposals was 68,420,370. Because this action is being taken by written consent, there were neither votes against nor abstentions on these matters.

We will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices at One Beacon Street, Boston, Massachusetts 02108, or by calling our offices at (617) 423-3644, and stating your name, your shared address and the address to which we should direct the additional copy of the information statement. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT MATERIALS

Important Notice Regarding the Availability of Information Statement Materials

Pursuant to rules promulgated by the SEC, we have elected to provide access to this information statement both by sending you this information statement and by notifying you of the availability of such on the Internet.

This information statement is available at:

The proposals acted upon by written consent were for (1) the approval of our Amended and Restated Certificate of Incorporation, (2) an increase in the number of authorized shares of our Common Stock from Two Hundred Million (200,000,000) to Six Hundred Million (600,000,000), as reflected in our Amended and Restated Certificate of Incorporation and (3) the adoption of the 2010 Omnibus Equity Incentive Plan. This corporate action will be effected 20 calendar days after the date of the initial mailing of this information statement, or on or about July   , 2010. We are not soliciting you for a proxy or for consent authority. We are only furnishing an information statement to comply with SEC rules and Section 228 of the DGCL.

i

VOTING SECURITIES

As of the close of business on June 18, 2010, the Record Date, we had 200,000,000 shares of Common Stock authorized, of which 94,241,604 shares were outstanding. Other than Common Stock, we have no other voting securities.

DISSENTERS’ RIGHT OF APPRAISAL

Under the DGCL, stockholders have no right to claim dissenters’ rights upon the approval of the Amended and Restated Certificate of Incorporation, the increase in the number of authorized shares of Common Stock from Two Hundred Million (200,000,000) to Six Hundred Million (600,000,000) or the adoption of the 2010 Omnibus Equity Incentive Plan and are not entitled to appraisal of or payment for their shares of our Common Stock which would be provided for if dissenters’ rights were available.

ITEM 1 — APPROVAL OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Our board of directors has approved and the Majority Holders have each executed a written consent approving the Amended and Restated Certificate of Incorporation, which is being amended to reflect our status as a publicly traded company following the completion of our proposed initial public offering.

Reasons for Amended and Restated Certificate of Incorporation

On June 4, 2010, we filed with the SEC the Registration Statement for a proposed initial public offering of our Common Stock. It is not currently determinable when or if the Registration Statement will be declared effective by the SEC, or if the offering will occur. Upon the effectiveness of the Registration Statement and completion of the initial public offering, our board of directors will be authorized to implement the Amended and Restated Certificate of Incorporation. If the offering does not occur, our board of directors will be authorized to determine whether or not the Amended and Restated Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware and become effective, based upon the best interests of the Company and our stockholders.

A summary of the Amended and Restated Certificate of Incorporation is set forth below, but the summary may not include all the information that is important to you. We have attached as Exhibit A, a copy of the Amended and Restated Certificate of Incorporation itself, and we urge you to refer to it for further information.

Common Stock

Increase in Shares.  The current certificate of incorporation authorizes the issuance of Two Hundred Million (200,000,000) shares of Common Stock. In order to ensure that the Company will have sufficient authorized but unissued shares of Common Stock for issuance, the Amended and Restated Certificate of Incorporation increases the number of shares of Common Stock authorized for issuance by Four Hundred Million (400,000,000) shares to a total of Six Hundred Million (600,000,000) shares. The additional shares of Common Stock to be authorized for issuance upon the adoption of the Amended and Restated Certificate of Incorporation would possess rights identical to the currently authorized Common Stock.

Voting Rights.  Under the terms of the Amended and Restated Certificate of Incorporation, each holder of Common Stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at any annual meeting of stockholders can elect all of the directors standing for election, subject to the rights of the holders of any class or series of preferred stock, if they should so choose.

Rights and Preferences.  Holders of Common Stock have no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any class or series of preferred stock, which we may designate in the future.

Preferred Stock

The Amended and Restated Certificate of Incorporation authorizes our board of directors, without further action by the stockholders, to issue up to Seventy Five Million (75,000,000) shares of preferred stock, par value $0.001 per share, in one or more classes or series, to establish from time to time the number of shares to be included in each such class or series, to fix the rights, preference and privileges of the shares of each such class or series and any qualifications, limitation or restrictions thereon.

Board of Directors

The Amended and Restated Certificate of Incorporation provides for a board of directors of not less than three members and not more than fifteen members, with the exact number to be determined from time to time by a resolution adopted by the board of directors, provided, however, that until the Trigger Date (as defined below) the number of directors may not be increased to more than nine members without, in addition to any other vote otherwise required by law, the affirmative vote or written consent of sixty percent (60%) of the outstanding shares of Common Stock. The Amended and Restated Certificate of Incorporation provides that directors will be elected to hold office for a term expiring at the next annual meeting of stockholders and until a successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. However, upon the first date (the “Trigger Date”) on which TPG Partners IV, L.P. and its affiliates (collectively, “TPG”) and Hellman & Friedman Capital Partners V, L.P., Hellman & Friedman Capital Partners V (Parallel), L.P. and Hellman & Friedman Capital Associates V, L.P. and their affiliates (collectively the “H&F Entities” and, together with TPG, the “Sponsors”) cease collectively to beneficially own forty percent (40%) or more of our outstanding shares of Common Stock, the board of directors will be classified with respect to the time for which directors severally hold office into three classes, with each class up for re-election every three years.

Vacancies and newly-created directorships shall be filled (a) by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or (b) until the Trigger Date, in addition to any other vote otherwise required by law, by the affirmative vote of a majority of the outstanding shares of Common Stock. Any vacancy created by a removal of a director by the stockholders shall only be filled, in addition to any other vote otherwise required by law, by the affirmative vote of a majority of the outstanding shares of Common Stock. Following the Trigger Date, any director elected to fill a vacancy which occurred during the year may serve for the remainder of the full term.

The Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by applicable Delaware law, no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Removal of Directors With or Without Cause

The Amended and Restated Certificate of Incorporation provides that following the Trigger Date, directors may only be removed for cause and only by a vote of sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of the directors, voting together as a single class. Prior to the Trigger Date, directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote on the election of directors, voting together as a single class.

Corporate Opportunities

The Amended and Restated Certificate of Incorporation provides that Exempted Persons (as defined below) shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries. The Amended and Restated Certificate of Incorporation also provides that, to the fullest extent permitted by applicable law, the Company, on behalf of itself and its subsidiaries, renounces any interest in or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons. The Amended and Restated Certificate of Incorporation defines Exempted Persons as each director who is not an employee of the Company or any of its subsidiaries, and each Sponsor and their respective affiliates (other than the Company and its subsidiaries) and all of their respective partners, principals, directors, officers, members, managers and/or employees, including any of the foregoing who serve as officers or directors of the Company. The Amended and Restated Certificate of Incorporation provides that a corporate opportunity shall not be deemed to belong to the Company if it is a business opportunity that the Company is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in line with the Company’s business or is of no practical advantage to it or that is one in which the Company has no interest or reasonable expectancy. The Amended and Restated Certificate of Incorporation further provides that the affirmative vote of eighty percent (80%) of the voting power of the outstanding shares of capital stock entitled to vote on the adoption, alteration, amendment or repeal of amendments to the Amended and Restated Certificate of Incorporation, voting as a single class, is required to alter, amend or repeal, or to adopt any provision inconsistent with the provisions relating to renouncement of corporate opportunities.

Special Meetings of Stockholders

The Amended and Restated Certificate of Incorporation provides that special meetings of stockholders of the Company may be called only by: (1) the Chairman or Vice Chairman of the board of directors or the President of the Company; (2) the board of directors pursuant to a written resolution adopted by a majority of the total number of directors we would have if there were no vacancies; or (3) prior to the Trigger Date, the Secretary of the Company at the request of the holders of at least forty percent (40%) of the outstanding shares of Common Stock.

Action by Written Consent

The DGCL provides that stockholders of a corporation can act by written consent without a meeting unless the corporation’s certificate of incorporation provides otherwise. The Amended and Restated Certificate of Incorporation provides that on or following the Trigger Date any action required or permitted to be taken by the stockholders of the Company may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

No Applicability of Section 203 of the DGCL

The Amended and Restated Certificate of Incorporation provides that the Company will elect to not be governed by Section 203 of the DGCL.

Amendments to Amended and Restated Certificate of Incorporation and Bylaws

The Amended and Restated Certificate of Incorporation provides that, in addition to any other vote required by the Amended and Restated Certificate of Incorporation, or as otherwise required by law, for so long as the Sponsors collectively beneficially own (directly or indirectly) more than fifty percent (50%) of the outstanding shares of Common Stock, any provision of the Amended and Restated Certificate of Incorporation described under “— Board of Directors,” “ — Removal of Directors With or Without Cause,” “ — Action by Written Consent,” “— Special Meetings of Stockholders,” “— Amendments to Amended and Restated Certificate of Incorporation and Bylaws” and “ — No Applicability of Section 203 of the DGCL” may not be altered, amended or repealed in any respect nor may any provision inconsistent therewith be adopted unless approved by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of the majority of the Common Stock. Following the date on which the Sponsor cease to collectively beneficially own (directly or indirectly) more than fifty percent (50%) of the outstanding shares of Common Stock, any such alteration, amendment, repeal or adoption must be approved by, in addition to any other vote otherwise required by law, the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the holders of the majority of the Common Stock.

The Amended and Restated Certificate of Incorporation further provides that the board of directors is authorized to make, alter, amend or repeal the bylaws of the Company subject to the power of the stockholders of the Company to make, alter, amend or repeal the bylaws. With respect to the powers of the stockholders to make, alter, amend or repeal the bylaws, from and after the first date on which the Sponsors cease collectively to beneficially own (directly or indirectly) shares of capital stock representing more than fifty percent (50%) of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally on the making, alteration, amendment or repeal of the bylaws, in addition to any other vote otherwise required by law, the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of Common Stock shall be required to make, alter, amend or repeal the bylaws. Prior to such date, under applicable law and the bylaws of the Company, the stockholders entitled to vote may, acting by majority vote, make, alter, amend or repeal the bylaws.

Exclusive Jurisdiction of Certain Actions

The Amended and Restated Certificate of Incorporation includes a provision that requires, to the fullest extent permitted by law, that derivative actions brought in the name of the Company, actions against directors, officers and employees for breach of fiduciary duty and other similar actions be brought only in the Court of Chancery in the State of Delaware. This provision may have the effect of discouraging lawsuits against our directors and officers.

Procedure for Effecting Amended and Restated Certificate of Incorporation

We intend to file the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware prior to the listing of our Common Stock on a national securities exchange. The Amended and Restated Certificate of Incorporation will become effective on that date.

Certain Factors Associated with the Amended and Restated Certificate of Incorporation

Although the Amended and Restated Certificate of Incorporation will not affect the rights of stockholders or any stockholder’s proportionate equity interest in the Company, the number of authorized shares of Common Stock will be increased. This will increase significantly the ability of the Board to issue authorized but unissued shares without further stockholder action. The issuance in the future of such authorized but unissued shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. At this time, we do not have any plans, proposals or arrangements to issue additional shares of our Common Stock, except with respect to: i) the issuance of additional shares of Common Stock in our contemplated initial public offering of Common Stock; ii) the issuance of shares of Common Stock upon exercise of outstanding options and warrants; and iii) the issuance of equity based awards in connection with the EIP (as defined and discussed below).

Although the increased proportion of authorized but unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of our Company with another company), we are not proposing the Amended and Restated Certificate of Incorporation in response to any effort to accumulate any of our shares or obtain control of our Company, nor are we aware of any such effort. Our board of directors does not currently contemplate recommending the adoption of any other proposals that could be construed to affect the ability of anyone to take over or change the control of our Company.

Our Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, and as a result we are subject to the SEC’s periodic reporting and other requirements. The proposed Amended and Restated Certificate of Incorporation would not affect the registration of our Common Stock under the Exchange Act.

ITEM 2 — INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our board of directors has approved and the Majority Holders have executed a written consent approving the increase in the number of our authorized shares of Common Stock from Two Hundred Million (200,000,000) shares to Six Hundred Million (600,000,000) shares, as reflected in our Amended and Restated Certificate of Incorporation discussed in Item 1 above. The increase in authorized shares was approved by our board of directors and the Majority Holders to be effective when the Amended and Restated Certificate of Incorporation is filed prior to the completion of the anticipated initial public offering of our Common Stock as discussed in Item 1 above.

Reasons for the Increase in Authorized Shares of Common Stock

Our board of directors deemed it advisable and in the best interests of the Company to increase the number of authorized shares of Common Stock in order to provide flexibility to issue shares of Common Stock in connection with our proposed initial public offering. In addition, our board of directors considers the increase in the number of authorized shares of Common Stock desirable and in the best interests of the Company because it would give the Company the necessary flexibility on an ongoing basis to issue Common Stock in connection with stock dividends and splits, acquisitions, equity financings and for other general corporate purposes. Except for the shares to be issued in connection with: i) the Company’s initial public offering; ii) the exercise of outstanding options and warrants and iii) the EIP, the Company currently has no oral or written plans, arrangements or understandings for the issuance of the additional shares of Common Stock to be authorized pursuant to this action. The increase in authorized shares will ensure that the Company will continue to have an adequate number of authorized but unissued shares of Common Stock available for future use.

As is the case with the shares of Common Stock which are currently authorized but unissued, the board of directors will have authority to issue additional shares of Common Stock from time to time without further action on the part of stockholders except as may be required by applicable law or by the rules of a stock exchange or market on which the Company’s securities may then be listed or authorized for quotation.

The additional number of authorized shares could have the effect of making it more difficult for a third party to take over the Company in a transaction not approved by the board of directors. Stockholders do not have any preemptive or other rights to subscribe for any shares of Common Stock which may in the future be issued by the Company.

ITEM 3 — APPROVAL OF 2010 OMNIBUS EQUITY INCENTIVE PLAN

Overview

Our board of directors approved, subject to stockholder approval, the LPL Investment Holdings Inc. 2010 Omnibus Equity Incentive Plan (the “EIP”) on June 17, 2010 to become effective on day of the effectiveness of the Registration Statement. The EIP was subsequently approved by written consent of the Majority Holders on June 18, 2010. A copy of the EIP is attached as Exhibit B to this information statement and we urge stockholders to read it in its entirety.

The purpose of the EIP is to advance our interests and those of affiliated entities by providing for the grant to participants of stock-based and other incentive awards, all as more fully described below.

No EIP awards may be granted after the date that is one day before the ten year anniversary of the date of adoption of the EIP, but previously granted awards may continue in accordance with their terms.

An aggregate maximum of 12,055,945 shares of Common Stock (plus any shares forfeited at a participant’s termination of employment under the terms of our existing equity plans) may be delivered in satisfaction of awards of which 10,000,000 shares may be delivered upon exercise of incentive stock options, and the maximum number of shares of Common Stock for which specific types of awards may be granted to any person in any calendar year are as follows: stock options, 400,000; stock appreciation rights or SARs, 400,000 and other stock awards, 100,000. The maximum amount of cash-denominated awards granted to any person in any calendar year under the EIP is $5,000,000. These limits as well as any exercise prices, base values and other terms of any awards are subject to adjustment for stock dividends, stock splits, recapitalizations, mergers, consolidations, reorganizations, or other capital change. The Administrator may also make similar adjustments to take into account other distributions to stockholders or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the EIP and to preserve the value of awards.

Administration

The EIP will be administered by the Compensation Committee of our board of directors or its delegates, who will have the right to determine questions that may arise regarding the interpretation and application of plan provisions and to make, administer and interpret such rules as it deems necessary or advisable.

Eligibility

Participation is limited to those key employees, registered representatives and directors, as well as consultants and advisors, who in the Administrator’s opinion are in a position to make a significant contribution to our success and that of affiliated entities and who are selected by the Administrator to receive an award. As of the date of this information statement, the group of persons from which the Administrator will select participants consists of approximately 1,250 individuals.

Types of Awards

Stock Options and SARs.  Stock options give the holder the right to purchase shares of our Common Stock within a specified period of time at a specified price. SARs give the holder the right to exercise and receive the amount by which the value of the Common Stock has appreciated over the base value. Two types of stock options may be granted under the EIP: incentive stock options or ISOs, which are subject to special tax treatment as described below, and nonstatutory options or NSOs. Eligibility for ISOs is limited to our employees and employee of our subsidiaries. The maximum term for stock options and SARs granted under the EIP is ten years. The minimum exercise price for stock options and the base value for SARs is, in each case, the fair market value of the Common Stock at the time of grant. Exercise price, base value and other stock option or SAR terms and provisions are determined by the Administrator. Holders of stock options may elect to pay the exercise price by making a lump sum cash payment or, as permitted by the Administrator, by delivering shares of our Common Stock with a fair market value equal to the exercise price, by requesting withholding of a certain number of shares of Common Stock otherwise to be delivered (a “cashless exercise”), or any combination of these methods.

Stock Awards; Stock Units.  Restricted or unrestricted shares of Common Stock, and restricted or unrestricted stock units, may also be awarded under the EIP. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to us unless specified conditions are met and that the shares remain nontransferable until vested. Subject to these and other conditions that may be imposed by the Administrator, the recipient of an award of restricted stock has all the rights of a stockholder, including the right to vote and to receive dividends. Stock units are awards denominated in shares of Common Stock that provide for the future delivery of the shares or cash measured by the future value of the shares. Stock units may be awarded subject to vesting and other conditions and restrictions but, unlike awards of restricted stock, do not give the holder the rights of a stockholder until and unless actual shares of Common Stock are delivered in the future.

Cash Awards.  The EIP may also be used to grant cash-based awards.

Performance Awards.  Awards, including both Common Stock-based and cash-based awards, may be conditioned on the satisfaction of specified performance criteria. The performance criteria used in connection with a particular performance award will be determined by the Administrator. In the case of awards intended to qualify for the performance-based compensation exception from the deduction limitations of Section 162(m) of the Code, the Administrator will use objectively determinable measures of performance. A performance criterion and any related targets need not be based on an increase, a positive or improved result, or avoidance of loss. To the extent consistent with the requirements of the performance-based compensation based exception to Section 162(m), where applicable, the Administrator may provide that performance criteria or payouts under an award will be adjusted in an objectively determinable manner to reflect events occurring during the performance period that would affect the performance criteria or payouts. The Administrator will determine whether performance targets or goals chosen for a particular award have been met.

Other Stock-Based Awards.  Under the EIP, the Administrator may grant other types of equity-based awards that are convertible into or otherwise based upon our Common Stock.

Transferability

Neither ISOs nor, except as the Administrator otherwise expressly provides, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime an ISO and, except as the Administrator may provide, other non-transferable awards requiring exercise may be exercised only by the recipient.

Shares Subject to the EIP

Shares delivered under the EIP may consist of authorized but unissued or treasury shares. For purposes of determining the aggregate maximum number of shares available under the EIP, the number of shares delivered under an award will be determined, to the extent consistent with the ISO rules, net of shares withheld to pay the exercise price, if any, or to satisfy tax withholding requirements.

The maximum number of shares that may be issued under the EIP represents approximately two percent (2%) of our total authorized shares of Common Stock under our Amended and Restated Certificate of Incorporation. The aggregate number of shares that may be issued under the EIP as of the effective date of the EIP will be 12,055,945.

Mergers and Similar Transactions

In the event of a consolidation or merger in which we are not the surviving corporation or which results in the acquisition of substantially all of our Common Stock by a person or entity or by a group of persons or entities acting together, or in the event of a sale of substantially all of our assets or our dissolution or liquidation, the Administrator may provide for the assumption of all or some awards, the grant of substitute awards, a cash-out payment for all or some awards or the acceleration of all or some awards. Following any such transaction, all awards that have not been assumed will terminate.

Amendment and Termination

The Administrator may at any time or times amend the EIP or any outstanding award for any purpose which may at the time be permitted by law, and may at any time terminate the EIP as to any future grants of awards. The Administrator may not, however, alter the terms of an award so as to materially and adversely affect an award holder’s rights under the award without his or her consent, unless the Administrator expressly reserved the right to do so at the time of the award.

Amount of Benefits Awarded Under the EIP

The future benefits or amounts that would be received under the EIP by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the plan had been in effect cannot be determined.

Federal Income Tax Consequences Relating to the EIP

The following discussion summarizes certain federal income tax consequences of the issuance and exercise of awards under the EIP under the law as in effect on the date of this information statement. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the EIP, nor does it cover state, local or non-U.S. taxes. Participants should consult their tax advisors about the potential tax consequences of participating in the EIP.

Restricted Shares.  If a participant is awarded or purchases restricted shares, he or she normally does not have income until the restriction (the risk of forfeiture) lapses. When the risk of forfeiture lapses, he or she will have ordinary income equal to the excess of the fair market value of the shares at the time over the purchase price, if any.

The participant may make an election under Section 83(b) of the Code to be taxed on restricted stock at the time it is acquired rather than later, when the substantial risk of forfeiture lapses. The so-called “83(b) election” must be made not later than thirty (30) days after the transfer of the shares to the participant and must satisfy certain other requirements. If the participant makes an effective 83(b) election, he or she will realize ordinary income equal to the fair market value of the shares as of the time of acquisition, less any price paid for the shares. Fair market value for this purpose is to be determined without regard to the forfeiture restrictions. If he or she makes an effective 83(b) election, no additional income will result by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the plan, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer. The tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if the participant makes an effective 83(b) election in connection with an award or purchase of stock subject to a substantial risk of forfeiture and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what he or she paid for the shares (if anything) over the amount (if any) reimbursed in connection with the forfeiture.

ISOs.  In general, an optionee realizes no taxable income upon the grant or exercise of an ISO for unrestricted stock. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise (a “disqualifying disposition”) produces ordinary income to the optionee (with a corresponding deduction available to us) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which we are not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which we are not entitled to a deduction.

NSOs.  In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option for unrestricted stock in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to us; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which we are not entitled to a deduction.

In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

The Administrator may award stock options that are exercisable for restricted stock. Under Section 83 of the Code, an optionee who exercises an NSO for restricted stock will generally have income only when the stock vests. The income will equal the fair market value of the stock at that time less the exercise price. However, the optionee may make a so-called “83(b) election” in connection with the exercise to recognize taxable income at that time as described above under “Restricted Stock.” Assuming no other applicable limitations, the amount and timing of the deduction available to us will correspond to the income recognized by the optionee.

Where an ISO is exercised for restricted stock, an 83(b) election may be made to fix the amount taken into account in determining any alternative minimum tax associated with the exercise (which otherwise would be determined at the time the shares vest), but the election will not affect the ordinary-income treatment associated with a disqualifying disposition of shares acquired under the ISO. If an ISO is exercised for restricted stock and following vesting of the shares there is a disqualifying disposition of the shares, with certain exceptions the disposition will produce ordinary income to the optionee (with a corresponding deduction available to us) equal to the value of the shares at the time of vesting less the exercise price.

Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of stock options in connection with a change in control may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts in the nature of compensation that are payable to the participant may be subject to an additional twenty percent (20%) federal tax and may be nondeductible to us.

Stock Appreciation Rights.  The grant of a stock appreciation right does not itself result in taxable income, nor does taxable income result merely because a stock appreciation right becomes exercisable. In general, if a participant exercises a stock appreciation right for shares of stock or receives payment in cancellation of a stock appreciation right he or she will have ordinary income equal to the amount of any cash and the fair market value of any stock received.

In general, any cash-settled stock appreciation right, and any stock-settled stock appreciation right granted with an exercise price less than the fair market value of the underlying stock at the time of grant, may also be subject to additional tax penalties and interest charges under federal tax rules relating to nonqualified deferred compensation.

Stock Units.  An award of stock units does not itself result in taxable income. When the participant actually acquires the shares of stock, unless the shares are restricted, he or she will have ordinary income equal to the value of the shares at that time. If the shares delivered are restricted for tax purposes, the participant will instead be subject at that time to the rules described above for restricted stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of June 1, 2010, certain information with respect to the beneficial ownership of our Common Stock by (i) any person known to us to be the beneficial owner of more than five percent (5%) of our Common Stock, (ii) each of our directors, (iii) each of our named executive officer and (iv) our directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below, except as described in the footnotes following the table.

	Name and Address of	Amount and Nature of	Percent of
Title of Class	Beneficial Owner	Beneficial Ownership(3)	Class

Common Stock	Hellman & Friedman LLC(1)	34,210,185	36.3%
Common Stock	TPG Partners IV, LP(2)	34,210,185	36.3%
Common Stock	Mark S. Casady	3,907,120	4.1%
Common Stock	Robert J. Moore	24,000	*
Common Stock	Esther M. Stearns	2,036,260	2.2%
Common Stock	William E. Dwyer	1,772,936	1.9%
Common Stock	Stephanie L. Brown	844,873	*
Common Stock	Richard W. Boyce(2)	—	—
Common Stock	John J. Brennan	22,136	*
Common Stock	James S. Putnam	486,970	*
Common Stock	Erik D. Ragatz(1)	—	—
Common Stock	James S. Riepe	84,571	*
Common Stock	Richard P. Shifter(2)	—	—
Common Stock	Jeffrey E. Stiefler	117,567	*
Common Stock	Allen R. Thorpe(1)	—	—
Common Stock	All officers and directors as a group (19 in number)	10,548,243	11.2%

*	Denotes less than 1% of class beneficially owned

(1)	Hellman & Friedman Capital Partners V, L.P., Hellman & Friedman Capital Partners V (Parallel), L.P. and Hellman & Friedman Capital Associates V, L.P. beneficially own 34,210,185.10 shares of our Common Stock. The address for each of these funds is c/o Hellman & Friedman LLC, One Maritime Plaza, 12th Fl.,

San Francisco, CA 94111. Hellman & Friedman Investors V, L.P. is the sole general partner of Hellman & Friedman Capital Partners V, L.P. and Hellman & Friedman Capital Partners V (Parallel), L.P. Hellman & Friedman LLC is the sole general partner of each of Hellman & Friedman Investors V, L.P. and Hellman & Friedman Capital Associates V, L.P. The shares of the Company are owned of record by Hellman & Friedman Capital Partners V, L.P., which owns 30,077,594.70 shares, Hellman & Friedman Capital Partners V (Parallel), L.P., which owns 4,115,485.30 shares and Hellman & Friedman Capital Associates V, L.P., which owns 17,105.10 shares. An investment committee of Hellman & Friedman LLC has sole voting and dispositive control over the shares of the Company. The investment committee is comprised of F. Warren Hellman, Brian M. Powers, Philip U. Hammarskjold, Patrick J. Healy and Thomas F. Steyer; provided, however, that Mr. Steyer has no authority or voting rights with respect to investment committee decisions relating to the Company. Messrs. Ragatz and Thorpe serve as Managing Directors of Hellman & Friedman LLC, but neither of them serves on the investment committee. Each of the members of the investment committee, as well as Messrs. Ragatz and Thorpe, disclaim beneficial ownership of the shares in the Company, except to the extent of their respective pecuniary interest therein.

(2)	Includes 34,210,185 shares of common stock (the “TPG Stock”) held by TPG Partners IV, L.P., a Delaware limited partnership (“TPG Partners IV”), whose general partner is TPG GenPar IV, L.P., a Delaware limited partnership, whose general partner is TPG Advisors IV, Inc., a Delaware corporation. David Bonderman and James G. Coulter are the sole shareholders of Advisors IV and may therefore be deemed to be the beneficial owners of the TPG Stock. Mr. Boyce and Mr. Schifter are each a partner at TPG Capital, L.P., which is an affiliate of TPG Partners VI. Mr. Boyce and Mr. Schifter each have no voting or investment power over, and disclaim beneficial ownership of, the TPG Stock. The address for TPG Partners IV, Richard W, Boyce and Richard P. Schifter is c/o TPG Capital, L.P., 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(3)	For purposes of this table, a person or group is deemed to have “beneficial ownership” of any shares as of a given date which such person has voting power, investment power, or has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person. Except as otherwise noted, each beneficial owner of more than five percent of any of our Common Stock, and each director and executive officer has sole voting and investment power over the shares reported.

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Philosophy

The executive compensation program for our named executive officers generally is designed to closely align their interests with those of our stockholders on both a short-term and long-term basis, and to attract and retain key executives critical to our success. That alignment has been achieved principally by ensuring that a significant portion of compensation is directly related to the financial strength and sustainability of our firm. We believe that this philosophy of seeking to align the interests of our executive management with those of stockholders has been a key contributor to the growth and successful performance of our firm.

In addressing compensation, the Compensation Committee attempts to balance short-term and long-term components to properly reward performance, encourage retention and align executive pay with that of executives at comparable companies in our industry. The elements of our executive compensation program are base salary, annual cash bonus and a long-term equity incentive program. In setting executive compensation levels, consideration is given to the totality of the compensation rather than individual elements.

Total executive compensation, including equity-based compensation, is highly dependent on performance, experience, responsibility and our financial results. A significant portion of each executive’s compensation is variable and directly dependent upon performance against pre-determined corporate goals.

Role of Compensation Committee

Our Compensation Committee is composed entirely of independent directors under applicable listing standards and is responsible for establishing and overseeing our compensation philosophy and our executive compensation policies and programs. Our Compensation Committee reviews and approves the total compensation payable to each member of the executive management committee. The Compensation Committee’s charter sets forth the Compensation Committee’s responsibilities. The Compensation Committee recommends any revisions to such charter to the board of directors for approval.

Role of Executive Officers

Our chief executive officer annually reviews the individual performance of each of his direct reports, including the other named executive officers, and provides the Compensation Committee with evaluations of each such direct report as well as recommendations regarding such person’s base salary level, annual cash bonus and long term equity award. Our chief executive officer and our managing director, human capital attend Compensation Committee meetings (although they leave the meetings during discussions of compensation actions affecting them personally) and assist the Compensation Committee in determining the final compensation levels for our named executive officers.

Role of Compensation Consultants

In establishing total target compensation levels for our executive officers, the Compensation Committee determines the ranges of market compensation that it believes will enable us to effectively compete for and retain high performing, qualified executives. During 2009, Hewitt Associates and McLagan Inc. (together, the “Compensation Consultants”) were engaged by the company to provide executive compensation consulting services to the Compensation Committee and management.

The Compensation Consultants provided us with a benchmark review of executive compensation based on a select group of financial services companies with similar operating characteristics and market capitalization to us, which we refer to as our peer group. The intent of this review was to provide us with insight on market compensation practices and program designs with respect to base salary and short- and long-term incentives for companies comparable to us. We used this review in our discussions with the Compensation Committee when setting compensation for our named executive officers. The companies within the peer group consist of:

Ameriprise Financial, Inc.
Automatic Data Processing, Inc.
Broadridge Financial Solutions, Inc.
Charles Schwab & Co., Inc.
DST Systems, Inc.
E*Trade Financial Corp.
Fidelity National Information Systems
Fiserv, Inc.
GFI Group Inc.
Investment Technology Group, Inc.	Jeffries Group, Inc.
Knight Capital Group, Inc.
MF Global Holdings Ltd
National Financial Planners Pty Ltd
Penson Worldwide, Inc.
Raymond James Financial, Inc.
SEI Investments Company
Stifel Financial Corp.
TD Ameritrade Inc.
Waddell & Reed Inc.

As companies comprising our peer group change due to merger, acquisition, market capitalization or business model, the Compensation Committee will consider appropriate changes to the group. Our goal is to ensure that we continue to measure our compensation practices against organizations from which we may recruit key executives, or otherwise consider as important benchmarks in our industry.

Base Salary

We believe that the base salary element is required in order to provide our named executive officers with a stable income stream that is commensurate with their responsibilities and the competitive market conditions. The base salaries of the named executive officers are set based on the responsibilities of the individual, taking into account the individual’s skills, experience, prior compensation levels and market compensation for our peer group. We review base salary for the named executive officers annually.

Bonus

We establish annual cash bonus opportunities for our named executive officers based on proposed goals, prior compensation levels and market compensation for comparable positions within our peer group. We believe that these cash bonuses provide a significant incentive to our named executive officers to work towards achieving our company objectives as they are tied to certain of our key performance measures. These cash bonuses are discretionary as to the amount, timing and conditions, subject to the terms of the plan under which they are awarded and the named executive officer’s employment agreement. For 2009, cash bonuses were issued to Mr. Casady and Ms. Stearns pursuant to our LPL Investment Holdings Inc. and Affiliates 2009 Corporate Executive Bonus Plan.

The other named executive officers received cash bonuses in 2009 from our general employee bonus pool. In 2010, we expect to grant cash bonuses to our named executive officers under the LPL Investment Holdings Inc. and Affiliates Corporate Executive Bonus Plan and our general employee bonus pool.

Our Compensation Committee evaluates our cash bonus award opportunities with the goal of setting the total target compensation opportunity for each named executive officer at a level the Compensation Committee believes represents the value the named executive officer contributes to our success, based on his or her performance, and maintains a competitive position with our peer group. Our bonus awards tie a significant portion of the overall compensation of each named executive officer to key corporate objectives and stated financial goals of our company, which are established annually. We determine whether the target bonuses are paid based on the company’s performance and profitability. We have the discretion, subject to the terms of the various bonus awards and applicable employment agreements, to pay bonuses below the established amounts.

For the year ended December 31, 2009, the target dollar amount for the annual cash bonus for each of our named executive officers, based on 100% achievement of the metric targets discussed below, were as follows:

Mark S. Casady, Chairman and Chief Executive Officer	$1,226,500
Esther M. Stearns, President and Chief Operating Officer	$591,250
Robert J. Moore, Chief Financial Officer	$350,000
William E. Dwyer, President, National Sales and Marketing	$288,750
Stephanie L. Brown, Managing Director, General Counsel	$187,000

Our chief executive officer met with the Compensation Committee in February 2010 to discuss our actual achievement compared to our 2009 corporate objectives. The Compensation Committee determined that the 2009 metric targets were fully achieved and awarded cash bonuses for each named executive officer in the following amounts:

Mark S. Casady, Chairman and Chief Executive Officer	$1,500,000
Esther M. Stearns, President and Chief Operating Officer	$650,000
Robert J. Moore, Chief Financial Officer	$350,000
William E. Dwyer, President, National Sales and Marketing	$450,000
Stephanie L. Brown, Managing Director, General Counsel	$300,000

This determination was based on an analysis of the factors set forth in the table below.

Strategic Objectives	Performance

• Achieve $353.4 million in Adjusted EBITDA	• Adjusted EBITDA of $356.1 million achieved
• Articulate an overarching service philosophy to improve support to advisors	• Succeeded in improving and articulating service philosophy to our advisors
• Shift to a Net Promoter Score focus	• Successfully shifted corporate focus to Net Promoter Score
• Deliver programs to increase accuracy, quality and accountability in broker-dealer support services	• Successfully delivered programs increasing accuracy, quality and accountability in broker-dealer support services
• Maintain SOX compliance and enhance existing risk management programs	• Improved SOX compliance processes and enhanced risk management programs

The metrics used to determine corporate performance may vary from year-to-year as our strategy and plans change. For 2010, the financial performance metric used for determining bonus payments will be Adjusted EBITDA.

Long-Term Equity Incentive Program

The purpose of our Long-Term Equity Incentive Program is to retain key executives and incentivize achievement of goals that drive long-term stockholder value. We provide stock-based, long-term compensation for named executive officers through our stockholder-approved equity plans. Stock options entitle the holder to purchase during a specified time period, a fixed number of shares of our common stock at a set price. The plans provide for stock options and other types of awards, including cash, which vest over a period determined by the Compensation Committee.

The named executives officers currently have awards outstanding under the 2005 Stock Option Plan for Non-Qualified Stock Options, the 2005 Stock Option Plan for Incentive Stock Options and the 2008 Stock Option Plan (the “Current Plans”). By the terms of the Current Plans, no new awards may be granted following an initial public offering.

To replace the Current Plans after the completion of the initial public offering, we anticipate adopting an omnibus equity incentive plan that will permit the granting of various types of awards to our key employees, directors, consultants and advisors. Types of awards that may be granted are: stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units, restricted stock units, performance awards, cash awards and other awards that are convertible into or otherwise based on stock.

The Compensation Committee determines the number of stock options to be granted based on a holistic assessment of current and prospective contribution of value by each individual. Stock options are awarded from time to time to eligible recipients. The Compensation Committee does not use a formula regarding grants of stock options. The Compensation Committee also allocates stock options under our equity plans for use in attracting new executives.

162(m) Policy

Prior to the consummation of this offering, we have been subject to the limits on deductibility of compensation set forth in Section 162(m) of the Internal Revenue Code. Section 162(m) denies publicly-held companies a tax deduction of annual compensation in excess of $1 million paid to their chief executive officer or any of their three other most highly compensated executive officers (other than the chief financial officer) employed on the last day of a given year, unless their compensation is based on qualified performance criteria. Subject to certain transition rules, to qualify for deductibility, these criteria must be established by a committee of independent directors and approved, as to their material terms, by that company’s stockholders. We intend to structure our bonus and long-term equity incentive programs so that they qualify as performance-based compensation under Section 162(m). However, our Compensation Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards not to comply with Section 162(m) if it determines that such action is appropriate and in our best interests.

Employment Agreements

We have entered into definitive employment agreements with certain members of senior management including Mr. Casady, Ms. Stearns, Mr. Dwyer and Ms. Brown. These employment agreements were executed in connection with the acquisition of our Company by investment funds affiliated with Hellman & Friedman LLC and TPG Capital in December 2005. These agreements had an initial term of three years and automatically renew for subsequent one-year terms unless we provide written notice within 90 days prior to the completion of the then-current term.

We have not entered into a written employment agreement with Mr. Moore.

We expect to enter into new employment agreements with each of our named executive officers prior to the completion of our initial public offering.

The employment agreements required us to adopt option plans under which our employees are eligible to receive awards of stock options for our common stock.

In addition to the terms of his employment agreement set forth below, Mr. Casady is entitled to serve on the board of directors and, at least until an initial public offering, shall be the chairman of the board of directors.

Employment Arrangements with Named Executive Officers

Base Salaries

Mr. Casady, Ms. Stearns, Mr. Moore, Mr. Dwyer and Ms. Brown receive an annual base salary for the 2010 fiscal year of no less than $800,000, $625,000, $600,000, $500,000, and $375,000, respectively. The agreements provide that each such executive officer is entitled to participate in the bonus plan that we may establish from time to time and in our equity incentive plans.

Intellectual Property, Confidentiality and Non-Compete Clauses

The employment agreements with Mr. Casady, Ms. Stearns, Mr. Dwyer and Ms. Brown require each of them to promptly disclose and assign any individual rights that he or she may have in any intellectual property (including concepts and business opportunities) to us. The executive officers must also maintain confidentiality of all information that is confidential and proprietary to us, subject to customary exceptions. Under a non-compete provision, they may not engage in prohibited competitive conduct for a period of two years following termination of the employment agreement for any reason. This non-compete period is reduced to 18 months in the event of a termination as a result of which the executive officer is entitled to a severance payment calculated with a severance multiplier of 1.5. During this time, these executive officers (i) may not engage or participate in, directly or indirectly, any business or entity which is competitive with us, (ii) will refrain from soliciting existing and prospective targets, suppliers, advisors or employees to terminate their relationship with us and (iii) will refrain from diverting, or attempting to divert, from us or any of our subsidiaries any of our advisors, targets, suppliers or employees.

Severance and Change-in-Control Payments

Under the terms of our employment agreements with Mr. Casady, Ms. Stearns, Mr. Dwyer and Ms. Brown, we may be obligated to make severance payments following the termination of their employment. These benefits are described below under “— Potential Payments upon Termination or Change-in-Control”.

We, however, have no obligation to grant the executive officer any “gross-up” or other “make-whole” compensation for any tax imposed on payments made to the executive officers, including “parachute payments”.

Nonqualified Deferred Compensation

On November 19, 2008, we established an unfunded, unsecured deferred compensation plan to permit holders of stock options issued under the 2005 Stock Option Plan for Incentive Stock Options and 2005 Stock Option Plan for Non-Qualified Stock Options that were expiring in 2009 and 2010 to receive stock units of the 2008 Nonqualified Deferred Compensation Plan. Stock units represent the right to receive one share of common stock upon distribution. Distribution will occur at the earliest of (a) a date in 2012 to be determined by the board of directors; (b) a change in control of the company; or (c) death or disability of the participant. The issuance of stock units, which occurred in December 2008, is not taxable for federal and state income tax purposes until the participant receives a distribution under the deferred compensation plan.

401(k) Plan

We maintain a retirement savings plan, or a 401(k) Plan, for the benefit of all eligible employees, including our named executive officers (on the same basis as all eligible employees). Under the terms of the 401(k) Plan, employees may elect to make tax deferred compensation up to the statutorily prescribed limit. After one year of service, we match contributions in an amount equal to the lesser of (a) 20% of the amount designated by the employee for withholding and (b) 2% of the employee’s eligible compensation (the “Employer Match”). An employee’s interests in his or her deferrals are 100% vested when contributed. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As such, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan, and all contributions are deductible by us when made. We provide this benefit to all of our eligible employees, and it is provided to our named executive officers on the same basis as all other eligible employees.

Effective January 1, 2009, we suspended the employer match. However, in January 2010, the Compensation Committee approved a special employer match (calculated as described above) to be applied to all eligible contributions for calendar year 2009 pursuant to the terms of the 401(k) Plan. In addition, in March 2010, the Employer Match was reinstated retroactive to January 1, 2010.

Compensation of Named Executive Officers

The tables in the following sections of this proxy statement provide information required by the SEC regarding compensation paid to or earned by our named executive officers. The footnotes to these tables provide important information to explain the values presented in the tables and are an important part of our disclosures.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the total compensation for the years ended December 31, 2007, 2008 and 2009 for the persons who serve as the chief executive officer, chief financial officer, and the other three most highly compensated executive officers of our company.

							Change in
							Pension
							Value and
							Nonqualified
				Stock	Option	Non-Equity	Deferred	All Other
		Salary	Bonus	Awards	Awards	Incentive Plan	Compensation	Compensation		Total
Name and Principal Position	Year	($)(1)	($)(2)	($)	($)(3)	Compensation ($)	Earnings ($)	($)		($)

Mark S. Casady	2009	800,000	1,500,000	—	1,414,440	—	—	10,738	(4)	3,725,178
Chairman; CEO	2008	800,000	1,032,742	—	—	—	—	10,707	(5)	1,843,449
	2007	761,923	2,230,000	—	—	—	—	11,438	(6)	3,003,361
Robert J. Moore	2009	600,000	350,000	—	2,215,413	—	—	157,668	(7)	3,323,081
CFO	2008	198,077	378,910	—	1,352,352	—	—	27,236	(8)	1,956,575
	2007	—	—	—	—	—	—	—		—
Esther M. Stearns	2009	625,000	650,000	—	942,960	—	—	9,922	(9)	2,227,882
President, COO	2008	531,250	497,846	—	783,200	—	—	5,912	(10)	1,818,208
	2007	425,000	1,075,000	—	—	—	—	3,137	(11)	1,503,137
William E. Dwyer	2009	450,000	450,000	—	589,350	—	—	10,673	(12)	1,500,023
Managing Director,	2008	450,000	243,134	—	342,650	—	—	10,913	(13)	1,046,697
President — National Sales and	2007	408,500	600,000	—	—	—	—	110,817	(14)	1,119,317
Marketing
Stephanie L. Brown(15)	2009	355,000	300,000	—	471,480	—	—	—		1,126,480
Managing Director,	2008	—	—	—	—	—	—	—		—
General Counsel	2007	—	—	—	—	—	—	—		—

(1)	Includes the dollar value of base salary earned by each named executive officer.

(2)	Includes the dollar value of bonus earned by each named executive officer.

(3)	The amounts in this column reflect the aggregate grant date fair value of option awards granted to our named executive officers in fiscal 2009. We use the Black-Scholes option pricing model to estimate our compensation cost for stock option awards.

(4)	Includes automobile lease payments and related expenses and securities commissions.

(5)	Includes automobile lease payments and related expenses and securities commissions.

(6)	Includes automobile lease payments and related expenses and securities commissions.

(7)	Includes $156,548, the aggregate incremental cost of taxable relocation expenses and $1,021, the aggregate incremental cost relating to automobile lease payments and related expenses.

(8)	Includes $26,891, the aggregate incremental cost of taxable relocation expenses and $345, the aggregate incremental cost relating to automobile lease payments and related expenses.

(9)	Includes automobile lease payments and related expenses, securities commissions and for medical taxable fringe benefits.

(10)	Includes automobile lease payments and related expenses, medical taxable fringe benefits and securities commissions.

(11)	Includes automobile lease payments and related expenses and securities commissions.

(12)	Includes automobile lease payments and related expenses and securities commissions.

(13)	Includes automobile lease payments and related expenses and securities commissions.

(14)	Includes $10,242, the aggregate incremental cost relating to automobile lease payments and related expenses, $100,000, the aggregate incremental cost for relocation payment and $575, the aggregate incremental cost in securities commissions.

(15)	Ms. Brown was not a named executive officer in 2008 or 2007. Her compensation is therefore only disclosed for the year ended December 31, 2009.

GRANTS OF PLAN-BASED AWARDS

We have provided the following Grants of Plan-Based Awards table to provide additional information about stock awards granted to our named executive officers during the year ended December 31, 2009.

			Exercise or Base
		Option Awards:	Price of Option or	Grant Date Fair
		Securities Underlying	Stock Awards	Value of Stock and
Name	Grant Date	Options (#)(1)	($/Sh) (1)	Option Awards(2)

Mark S. Casady	9/14/2009	120,000	$22.08	$1,414,440
Robert J. Moore	6/12/2009	130,000	$19.74	$1,272,453
	9/14/2009	80,000	$22.08	$942,960
Esther M. Stearns	9/14/2009	80,000	$22.08	$942,960
William E. Dwyer	9/14/2009	50,000	$22.08	$589,350
Stephanie L. Brown	9/14/2009	40,000	$22.08	$471,480

(1)	This represents the number of stock options granted to our executives under the 2008 Stock Option Plan. With the exception of one of Mr. Moore’s grants, these awards are scheduled to vest over a five-year period in five equal tranches with the first tranche vesting on the first anniversary of the grant date. Mr. Moore’s option award granted June 12, 2009 is scheduled to vest completely on the third anniversary of the grant date.

(2)	These amounts are the grant date fair value of the stock options as represented by the total compensation expense that will be recognized for these awards. We use the Black-Scholes option pricing model to estimate our compensation cost for stock option awards. The assumptions used in the Black-Scholes model for grants made on June 12, 2009 were: (i) an expected life of 6.5 years for each option; (ii) dividend yield of 0.0%; (iii) expected stock price volatility of 45.57%; and (iv) a risk-free rate of return of 3.14%. The assumptions used in the Black-Scholes model for grants made on September 14, 2009 were: (i) an expected life of 6.5 years for each option; (ii) dividend yield of 0.0%; (iii) expected stock price volatility of 51.62%; and (iv) a risk-free rate of return of 2.69%.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009

The following table shows information relating to unexercised option awards for each named executive officer as of December 31, 2009. Except as otherwise noted, awards have a 10-year term and are scheduled to vest over a five-year period in five equal tranches with the first tranche vesting on the first anniversary of the grant date.

	Option Awards
			Equity Incentive
			Plan Awards:
	Number of	Number of	Number
	Securities	Securities	of Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised
	Options (#)	Options (#)	Unearned	Option	Option
Name	Exercisable	Unexercisable	Options (#)	Exercise Price ($)	Expiration Date

Mark S. Casady	2,003,650	—	—	1.88	5/2/2013
	500,910	—	—	1.35	11/30/2013
	1,402,560	—	—	1.49	5/31/2014
	—	120,000	—	22.08	9/14/2019
Robert J. Moore	24,000	96,000	—	26.33	9/9/2018
	—	130,000(1)	—	19.74	6/12/2019
	—	80,000	—	22.08	9/14/2019
Esther M. Stearns	2,003,760	—	—	1.88	5/2/2013
	16,000	64,000	—	27.80	2/5/2018
	—	80,000	—	22.08	9/14/2019
William E. Dwyer	13,360	—	—	2.07	1/15/2012
	554,380	—	—	1.88	5/2/2013
	267,160	—	—	1.35	11/30/2013
	667,920	—	—	1.49	5/31/2014
	7,000	28,000	—	27.80	2/5/2018
		50,000	—	22.08	9/14/2019
Stephanie L. Brown	3,000	12,000	—	27.80	2/5/2018
		40,000	—	22.08	9/14/2019

(1)	This award is scheduled to vest completely on the third anniversary of the grant date.

OPTIONS EXERCISED AND STOCK VESTED

The following table sets forth the options exercised during the year ended December 31, 2009 relating to the named executive officers.

Option Awards
Number of
	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)(1)

Mark S. Casady	—	—
Robert J. Moore	—	—
Esther M. Stearns	—	—
William E. Dwyer	23,000	513,820
Stephanie L. Brown	64,680	1,444,951

(1)	Amount is based on a value of $23.41 per share, which we believe is the fair market value based on our valuation as of December 31, 2009.

NON-QUALIFIED DEFERRED COMPENSATION

The following table shares information relating to non-qualified deferred compensation stock units for each named executive officer as of December 31, 2009:

	Non-Qualified Deferred Compensation for the Year Ended December 31, 2009
	Executive
	Contributions in	Registrant	Aggregate Earnings	Aggregate	Aggregate
	Last Fiscal	Contributions in	in Last Fiscal Year	Withdrawals/	Balance at
Name	Year ($)	Last Fiscal Year	($)(1)	Distributions	12/31/09 ($)(1)

Mark S. Casady	—	—	—	—	—
Robert J. Moore	—	—	—	—	—
Esther M. Stearns	—	—	3,371,915	—	14,699,560
William E. Dwyer	—	—	510,922	—	2,227,438
Stephanie L. Brown	—	—	326,727	—	1,424,335

(1)	Amounts included herein are not reported as compensation in the Summary Compensation Table

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table presents, for each named executive officer, the potential post-employment payments upon a termination or change in control and assumes that the triggering event took place on December 31, 2009. Set forth below the table is a description of certain post-employment arrangements with our named executive officers, including the severance benefits and change-in-control benefits to which they would be entitled under their employment agreements.

		Without Cause
		or for Good	Death and	Change-in-
Named Executive Officer	Benefit	Reason ($)	Disability ($)	Control ($)(6)

Mark S. Casady	Severance(1)	4,545,000	—	—
	Bonus(2)	—	2,230,000	—
	Stock Options(3)	84,932,774	85,092,374	85,092,374
	COBRA Reimbursement(4)	19,321	19,321	—
Esther M. Stearns	Severance(1)	2,550,000	—	—
	Bonus(2)	—	1,075,000	—
	Stock Options(3)	43,140,953	43,247,353	43,247,353
	COBRA Reimbursement(4)	17,534	17,534	—
Robert J. Moore(5)	Severance	—	—	—
	Bonus	—	350,000	—
	Stock Options(3)	—	583,500	583,500
	COBRA Reimbursement	—	—	—
William E. Dwyer	Severance(1)	1,462,500	—	—
	Bonus(2)	—	525,000	—
	Stock Options(3)	32,755,260	32,821,760	32,821,760
	COBRA Reimbursement(4)	18,165	18,165	—
Stephanie L. Brown	Severance(1)	1,042,500	—	—
	Bonus(2)	—	340,000	—
	Stock Options(3)	—	53,200	53,200
	COBRA Reimbursement(4)	19,321	19,321	—

(1)	Represents payment under employment agreements of a severance multiplier of 1.5 times the executive officer’s base salary and target bonus for the year of termination.

(2)	Represents payment under employment agreements of target bonus for the year of termination.

(3)	Represents exercise by executive of all vested stock options upon termination without cause or for good reason or in case of termination for death or disability and of all vested and unvested stock options upon change-in-control. Amounts are based on a value of $23.41 per share, which we believe is the fair market value as of December 31, 2009.

(4)	Represents lump sum payment under employment agreements equal to the costs of COBRA coverage for the executive officer and his or her family for a one-year period.

(5)	Mr. Moore does not have an employment agreement, but was guaranteed a bonus for 2009 pursuant to his offer letter, as amended.

(6)	If the executive’s employment with us is terminated without cause or for good reason (as described further below) in connection with a change-in-control, he or she would also be eligible for the severance and COBRA reimbursement payments under the column titled “Without Cause or For Good Reason.”

Termination without Cause or for Good Reason

In accordance with the employment agreements with our named executive officers (except Mr. Moore), all compensation and benefits shall terminate on the date of employment termination. If a named executive officer is terminated without cause or terminates his or her employment for “good reason” (the definition of which includes the termination within 30 days following the first anniversary of a “change-in-control” event and our non-renewal of such employment agreement), then we must pay the named executive officer, subject to such named executive officer’s compliance with post-termination obligations relating to confidentiality, intellectual property and non-competition, an amount equal to (1) the severance multiplier times the named executive officer’s base salary and target bonus for the year of termination and (2) any and all accrued but unpaid compensation, vacation and business expenses and (3) one-year of premiums (including administrative charges) of continued health and dental plan participation under COBRA by such executive and his dependents. For terminations without cause or for good reason, the severance multiplier is 1.5. Additionally, for two years following termination without cause or for good reason, the named executive officer will be eligible to continue participation under our group life, health, dental and vision plans in which the named executive officer was participating immediately prior to the date of termination.

“Cause” under the employment agreements means:

•	the intentional failure to perform his or her duties or gross negligence or willful misconduct in the regular duties or other breach of fiduciary duty or material breach of the employment agreement that remains uncured after 30 days’ notice;

•	conviction for a felony; or

•	fraud, embezzlement or other dishonesty that has a material adverse effect on us.

“Change-in-control” under the employment agreements, subject to certain exceptions, means the consummation of:

•	any consolidation or merger of the company with or into any other person, or any other similar transaction, whether or not we are a party thereto, in which our stockholders immediately prior to such transaction own directly or indirectly capital stock either (1) representing less than 50% of the equity interests or voting power of the company or the surviving entity or (2) that does not have directly or indirectly have the power to elect a majority of the entire Board or other similar governing body;

•	any transaction or series of transactions, whether or not we are a party thereto, after giving effect to which in excess of 50% is owned directly or indirectly by any person other than us and our affiliates or

•	a sale or disposition of all of our assets;

provided that, notwithstanding the foregoing, a “change-in-control” does not include (1) an event described in the three bullets above if the stockholders entitled to vote immediately prior to the event own, directly or indirectly, 50% or more of the voting stock of the resulting, surviving, or acquiring corporation or (2) an initial public offering.

Termination Other than For Good Reason

Except as provided below, upon termination by the executive other than for good reason, each executive officer party to an employment agreement is subject to a one-year non-compete covenant and is entitled to receive: (1) any and all accrued but unpaid compensation, vacation and business expenses and (2) a lump sum amount equal to one year of premiums (including administrative charges) of continued health and dental plan participation under COBRA by the executive and his dependents ((1) and (2) collectively “Accrued Compensation”). However, at the board of director’s discretion, and subject to such named executive officer’s continuous compliance with post-termination restrictive covenants relating to confidentiality, intellectual property and non-competition, the named executive officer may be entitled to receive the same benefits as if the executive were terminated without cause or for good reason, except that the relevant severance multiplier would be one, and the executive would be subject to a non-competition covenant for two years.

Death, Disability and Retirement

For each named executive officer party to an employment agreement, upon termination due to death, the named executive officer’s estate will be entitled to the named executive officer’s Accrued Compensation and a prorated portion of the current fiscal year’s target bonus. Upon termination for disability, which must have continued for six months during which the executive officer received full salary and benefits, defined as the inability of the named executive officer to perform substantially all of his duties for six months, the named executive officer will receive Accrued Compensation and prorated portion of current fiscal year’s target bonus. Upon termination of employment, resulting from retirement at minimum age of 65, the named executive officer will be entitled to Accrued Compensation.

Stock Options

In accordance with the named executive officers’ option agreements, unless otherwise agreed to by the company, unvested stock options are cancelled upon termination of employment. Unless the named executive officer is terminated for cause, vested options will be exercisable for (1) two years following termination of employment by reason of retirement, but not later than the option expiration date, (2) 12 months following death or disability, but in each case, not later than the option expiration date or (3) 90 days following termination in other cases, but not later than the option expiration date.

In the event of a change-in-control, if the named executive officer’s stock options will not be assumed, substituted or cashed out, all outstanding unvested options will vest and become exercisable prior to the change-in-control. Upon consummation of the change-in-control event, all outstanding but unexercised options will be terminated.

All stock options held by named executive officers as of December 31, 2009 were originally granted under our 2005 Stock Option Plan for Nonqualified Stock Options, 2005 Stock Option Plan for Incentive Stock Options and our 2008 Stock Option Plan.

BOARD OF DIRECTOR COMPENSATION

In February 2010, our board of directors approved revisions to our non-affiliated director compensation policy. Non-affiliated directors receive a $50,000 annual retainer, a $1,500 attendance fee for each regular meeting and a $750 attendance fee for each committee meeting. The Audit Committee Chairperson receives an additional $15,000 as part of his annual retainer while the Compensation Committee Chairperson receives an additional $10,000 as part of his annual retainer. Each other Audit Committee and Compensation Committee member receives an additional $3,000 as part of his annual retainer.

Mr. Casady, Mr. Putnam, and the directors affiliated with our private equity owners do not receive any additional compensation for service as directors. In the past, grants of stock options have supplemented the compensation paid to our non-affiliated directors. In March 2010, we adopted the LPL Investment Holdings, Inc. Director Restricted Stock Plan (the “Restricted Stock Plan”) for our non-affiliated directors. Each non-affiliated director will receive an annual grant of restricted shares of Common Stock valued at $100,000, with vesting to occur on the second anniversary of the grant date. These grants of equity serve to further align our directors’ interests with the interests of our stockholders.

The following table sets forth the compensation each of the non-affiliated directors received from us for service on the board of directors for the fiscal year ended December 31, 2009.

						Change in
						Pension
		Fees				Value and
		Earned or				Nonqualified
		Paid			Non-Equity	Deferred	All Other
		in Cash	Stock	Option	Incentive Plan	Compensation	Compensation
Name	Year	($)	Awards ($)	Awards($)	Compensation ($)	Earnings	($)(1)	Total ($)

Richard W. Boyce	2009	—	—	—	—	—	—	—
John J. Brennan(1)	2009	—	—	—	—	—	—	—
Jeffrey A. Goldstein(2)	2009	—	—	—	—	—	—	—
Douglas M. Haines(3)	2009	—	—	—	—	—	—	—
James S. Putnam	2009	—	—	—	—	—	—	—
Erik D. Ragatz	2009	—	—	—	—	—	—	—
James S. Riepe	2009	25,000	—	131,895	—	—	—	156,895
Richard P. Schifter	2009	—	—	—	—	—	—	—
Jeffrey E. Stiefler	2009	25,000	—	131,895	—	—	—	156,895
Allen R. Thorpe	2009	—	—	—	—	—	—	—

(1)	Mr. Brennan joined our board of directors on February 11, 2010 and therefore received no compensation in fiscal year 2009.

(2)	Mr. Goldstein resigned from his position as director on July 24, 2009.

(3)	Mr. Haines resigned from his position as director on June 2, 2009.

In addition to the payments disclosed in the table above, our directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at board and committee meetings.

Risks Arising from Compensation Policies and Practices

We have reviewed and evaluated the philosophy and standards on which our compensation plans have been developed and implemented across our company. It is our belief that our compensation programs do not encourage inappropriate actions by our executive officers. Specifically, we believe that our compensation plans and process avoid:

•	a compensation mix overly weighted toward annual bonus awards;

•	an excessive focus on stock option awards that would cause behavior to drive short-term stock price gains in lieu of long-term value creation and

•	unreasonable financial goals or thresholds that would encourage efforts to generate near-term revenue with an adverse impact on long-term success.

We believe that our current business process and planning cycle fosters the following behaviors and controls that would mitigate the potential for adverse risk caused by the action of our executive officers:

•	we have defined processes for developing strategic and annual operating plans, approval of capital investments, internal controls over financial reporting, and other financial, operational and compliance policies and practices;

•	annual review of corporate and individual objectives of the executive officers to align these goals with our annual operating and strategic plans, achieve the proper risk reward balance, and do not encourage unnecessary or excessive risk taking;

•	incentive awards are based on a review of a variety of indicators, including both financial performance and strategic achievements, reducing the potential to concentrate on one indicator as the basis of an annual incentive award;

•	the mixes between fixed and variable, annual and long-term, and cash and equity compensation are designed to encourage strategies and actions that are in our long-term best interests;

•	discretionary authority by the Compensation Committee to adjust annual bonus funding and payments reduces business risk associated with our cash bonus program and

•	stock option awards vest over a period of time. As a result of the longer time horizon to receive the value of a stock option award, the prospect of short-term or risky behavior is mitigated.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectation or beliefs regarding our Company. These forward-looking statements include, but are not limited to, statements regarding our business, anticipated financial or operational results, our objectives, the amount and timing of the contemplated initial public offering of our Common Stock. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of ours with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act of 1934, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. These reports and other information, including the Registration Statement we filed with the SEC on June 4, 2010, may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov. We also make available free of charge, through our website at www.lplfinancial.com, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC.

As a matter of regulatory compliance, we are furnishing you this information statement which describes the purpose and effect of the approval of the Amended and Restated Certificate of Incorporation, the increase in authorized shares of Common Stock and the adoption of the 2010 Omnibus Equity Incentive Plan. Your consent to the approval of the Amended and Restated Certificate of Incorporation, the increase in authorized shares of Common Stock and the 2010 Omnibus Equity Incentive Plan is not required and is not being solicited in connection with this action. This information statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

By order of the board of directors,
Mark S. Casady
Chairman and Chief Executive Officer
Boston, MA
June     , 2010

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
LPL INVESTMENT HOLDINGS INC.

LPL Investment Holdings Inc., a Delaware corporation (the “Corporation”), hereby certifies that this Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, and that:

A. The name of the Corporation is: LPL Investment Holdings Inc.

B. The original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on October 25, 2005 (as amended, the “Original Certificate of Incorporation”). The Corporation was incorporated under the name BD Investment Holdings Inc.

C. This Amended and Restated Certificate of Incorporation amends and restates the Original Certificate of Incorporation of the Corporation.

D. The Certificate of Incorporation, upon the filing of this Amended and Restated Certificate of Incorporation, shall read in its entirety as follows:

ARTICLE I — NAME

The name of the corporation is LPL Investment Holdings Inc. (the “Corporation”).

ARTICLE II — REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III — PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the ‘‘DGCL”).

ARTICLE IV — CAPITALIZATION

(a) Authorized Shares.  The total number of shares of stock which the Corporation shall have authority to issue is 675,000,000, consisting of 600,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”), and 75,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”).

(b) Preferred Stock.  Shares of Preferred Stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers relative to other classes or series of Preferred Stock, if any, or Common Stock, full or limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the board of directors of the Corporation (the “Board of Directors”), and the Board of Directors is hereby expressly vested with the authority, to the full extent now or hereafter provided by applicable law, to adopt any such resolution or resolutions.

(c) Voting.  Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including, but not limited to, any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including, but not limited to, any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(d) No Class Vote On Changes In Authorized Number of Shares Of Preferred Stock.  Subject to the special rights of the holders of any series of Preferred Stock pursuant to the terms of this Amended and Restated Certificate of Incorporation, any certificate of designations or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V — BOARD OF DIRECTORS

(a) Number of Directors; Vacancies and Newly Created Directorships.  The number of directors constituting the Board of Directors shall be not fewer than 3 and not more than 15, each of whom shall be a natural person. Subject to the previous sentence and to the special rights of the holders of any series of Preferred Stock to elect directors, the precise number of directors shall be fixed exclusively pursuant to a resolution adopted by the Board of Directors, provided, however, that until the first date (the “Trigger Date”) on which TPG Partners IV, L.P. and its successors and Affiliates (collectively, “TPG”) and Hellman & Friedman Capital Partners V, L.P., Hellman & Friedman Capital Partners V (Parallel), L.P. and Hellman & Friedman Capital Associates V, L.P. and their respective successors and Affiliates (collectively the “H&F Entities” and, together with TPG, the “Sponsor Holders”) cease collectively to beneficially own (directly or indirectly) forty percent (40%) or more of the outstanding shares of Common Stock, the number of directors shall not be increased to more than nine without, in addition to any other vote otherwise required by law, the affirmative vote or written consent of sixty percent (60%) of the outstanding shares of Common Stock. “Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person; the term ‘‘control,” as used in this definition, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlled” and “controlling” have meanings correlative to the foregoing. “Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity. For the purpose of this Amended and Restated Certificate of Incorporation ‘‘beneficial ownership” shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Vacancies and newly-created directorships shall be filled (i) by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director or (ii) until the Trigger Date, in addition to any other vote otherwise required by law, by the affirmative vote of a majority of the outstanding shares of Common Stock. Any vacancy created by the removal of a director by the stockholders shall only be filled, in addition to any other vote otherwise required by law, by vote of a majority of the outstanding shares of Common Stock. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(b) Classified Board of Directors.  Subject to the special rights of the holders of any series of Preferred Stock to elect directors, immediately following the Trigger Date, the Board of Directors (other than those directors elected by the holders of any series of Preferred Stock) shall be classified into three classes: Class I; Class II; and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors and the allocation of directors among the three classes shall be determined by the Board of Directors. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following the Trigger Date; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the Trigger Date; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the Trigger Date. Each director in each class shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. At each annual meeting of stockholders beginning with the first annual meeting of stockholders following the meeting at which the Board of Directors is classified under this paragraph (b) of this Article V, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

(c) Removal.  Subject to the special rights of the holders of any series of Preferred Stock to elect directors, following the classification of the Board of Directors pursuant to paragraph (b) of this Article V, the directors of the Corporation may be removed only for cause by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VI — LIMITATION OF DIRECTOR LIABILITY

To the fullest extent that the DGCL or any other law of the State of Delaware (as they exist on the date hereof or as they may hereafter be amended) permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to, or modification or repeal of, this Article VI shall adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any state of facts existing or act or omission occurring, or any cause of action, suit or claim that, but for this Article VI, would accrue or arise, prior to such amendment, modification or repeal.

ARTICLE VII — MEETINGS OF STOCKHOLDERS

(a) No Action by Written Consent.  On or following the Trigger Date, any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

(b) Special Meetings of Stockholders.  Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by either (a) the Chairman or Vice Chairman of the Board of Directors or the President of the Corporation, (b) the Board of Directors pursuant to a written resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies or (c) prior to the Trigger Date, the Secretary of the Corporation at the request of the holders of forty percent (40%) or more of the outstanding shares of Common Stock.

(c) Election of Directors by Written Ballot.  Election of directors need not be by written ballot.

ARTICLE VIII — AMENDMENTS TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

(a) Bylaws.  In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation subject to the power of the stockholders of the Corporation to make, alter, amend or repeal the bylaws; provided, that with respect to the powers of stockholders to make, alter, amend or repeal the bylaws, from and after the first date on which the Sponsor Holders cease collectively to beneficially own (directly or indirectly) shares of capital stock representing more than fifty percent (50%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally on the making, alteration, amendment or repeal of the bylaws, then, in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of Common Stock shall be required to make, alter, amend or repeal the bylaws of the Corporation.

(b) Amendments to the Certificate of Incorporation.  Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Article V, paragraphs (a) and (b) of Article VII, Article VIII and Article IX may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless in addition to any other vote required by this Amended and Restated Certificate of Incorporation or otherwise required by law, (i) so long as the Sponsor Holders collectively beneficially own (directly or indirectly) more than fifty percent (50%) of the outstanding shares of Common Stock, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock and (ii) from and after the date on which the Sponsor Holders cease collectively to beneficially own (directly or indirectly) more than fifty percent (50%) of the outstanding shares of Common Stock, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of Common Stock.

ARTICLE IX — BUSINESS COMBINATIONS

The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE X — RENOUNCEMENT OF CORPORATE OPPORTUNITY

(a) Scope.  The provisions of this Article X are set forth to define, to the extent permitted by applicable law, the duties of Exempted Persons (as defined below) to the Corporation with respect to certain classes or categories of business opportunities. “Exempted Persons” means each director of the Corporation who is not an employee of the Corporation or any of its subsidiaries (a “Non-Employee Director”) and each Sponsor Holder and their respective Affiliates (other than the Corporation and its subsidiaries) and all of their respective partners, principals, directors, officers, members, managers and/or employees, including any of the foregoing who serve as officers or directors of the Corporation.

(b) Competition and Allocation of Corporate Opportunities.  The Exempted Persons shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries.

(c) Certain Matters Deemed Not Corporate Opportunities.  In addition to and notwithstanding the foregoing provisions of this Article X, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

(d) Amendment of this Article.  Notwithstanding anything to the contrary elsewhere contained in this Amended and Restated Certificate of Incorporation and in addition to any vote required by the DGCL, the affirmative vote of eighty percent (80%) of the voting power of the outstanding shares of capital stock entitled to vote on the adoption, alteration, amendment or repeal of amendments to this Amended and Restated Certificate of Incorporation, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article X. No amendment or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities of which such Exempted Person becomes aware prior to such amendment or repeal.

ARTICLE XI — EXCLUSIVE JURISDICTION OF CERTAIN ACTIONS

The Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Amended and Restated Certificate of Incorporation or bylaws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

ARTICLE XII — SEVERABILITY

If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

[remainder of page intentionally left blank — signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be executed by the officer below this   day of          , 2010.

LPL INVESTMENT HOLDINGS INC.

By:
Name:
Title:

Exhibit B

LPL INVESTMENT HOLDINGS INC.
2010 OMNIBUS EQUITY INCENTIVE PLAN

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Awards.

3. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4. LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares.  At the Effective Date, the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan shall be:

(1) 12,055,945 shares of the Stock; plus

(2) any shares of Stock that become available for grant under the Company’s Existing Plans after the Effective Date as a result of termination of awards under the Existing Plans; provided, that such shares will not be available for issuance of ISOs.

(b) ISO Shares; Adjustments to Maximum Available Shares.  The maximum number of shares of Stock deliverable upon the exercise of ISOs is 10,000,000 Shares of Stock that are subject to Awards that have been terminated, cancelled or forfeited upon termination of Employment under Section 6(a)(4) without becoming exercisable shall be available again for future grant under the Plan. The number of shares of Stock delivered in satisfaction of Awards shall be determined net of shares of Stock withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award and, for the avoidance of doubt, without including any shares of Stock underlying Awards settled in cash or which otherwise expire or become unexercisable without having been exercised or are forfeited to or repurchased by the Company due to failure to vest. The limits set forth in this Section 4(b) shall be construed to comply with Section 422. To the extent consistent with the requirements of Section 422 and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition shall not reduce the number of shares available for delivery upon the exercise of Awards under the Plan.

(c) Type of Shares.  Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(d) Section 162(m) Limits.  The maximum number of shares of Stock for which Stock Options may be granted to any person in a calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 400,000. The maximum number of shares subject to other Awards granted to any person in any calendar year will be 100,000 shares. The maximum amount payable to any person in any year under Cash Awards will be $5,000,000. The foregoing provision will be construed in a manner consistent with Section 162(m).

5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees, registered representatives and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates; provided, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Awards other than ISOs are limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Treas. Regs. 1.409A-1(b)(5)(iii)(E).

6. RULES APPLICABLE TO AWARDS

(a) All Awards

(1) Award Provisions.  The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan.  No Awards may be made after the date that is one day before the 10th anniversary of the Effective Date, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability.  Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), Awards that are not ISOs may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards requiring exercise that are not ISOs) may be exercised only by the Participant. The Administrator may permit Awards that are not ISOs, but not Awards that are ISOs, to be transferred by gift, subject to such limitations as the Administrator may impose.

(4) Vesting, etc.  The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply:

(A) Immediately upon the cessation of the Participant’s Employment, each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, except to the extent otherwise provided in (B), (C), (D) or (E) below, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(B) Subject to (C), (D) and (E) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of 90 days or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(C) All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death or total and permanent disability (as determined by the Administrator in its sole discretion), to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or the date on which the Participant becomes so disabled or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(D) All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s Retirement, to the extent then exercisable will remain exercisable for the lesser of (i) a period of two years or (ii) the period ending on the latest date on which such Stock Option could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate; provided that all Stock Options and SARs will terminate immediately in the event the Board determines that the Participant is (i) not in compliance with any non-competition or non-solicitation or non-disclosure agreement with the Company, or (ii) if no such agreement exists, engages in Competitive Activity, within twelve (12) months following the Participant’s Retirement in violation of a Participant’s Award agreement; and

(E) All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment is for Cause.

(5) Competitive Activity.  The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant breaches any agreement with the Company or its Affiliates with respect to non-competition, non-solicitation or confidentiality.

(6) Taxes.  The delivery, vesting or retention of Stock under an Award is conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will make such provision for the withholding and payment of taxes as it deems necessary. Such taxes shall be remitted to the Company by cash or check acceptable to the Administrator or by other means acceptable to the Administrator. In particular, but not in limitation of the foregoing, the Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(7) Dividend Equivalents, Etc.  The Administrator may in its sole discretion provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award. Any payment of dividend equivalents or similar payments shall be established and administered consistent either with exemption from, or in compliance with, the requirements of Section 409A. In addition, any amounts payable in respect of Restricted Stock or Restricted Stock Units may be subject to such limits or restrictions as the Administrator may impose.

(8) Rights Limited.  Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(9) Section 162(m).  This Section 6(a)(9) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(9) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will pre-establish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(9) applies may be granted after the first meeting of the stockholders of the Company held in 2015 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(10) Coordination with Other Plans.  Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered shall be treated as awarded under the Plan (and shall reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan shall be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(11) Section 409A.  Each Award shall contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A to the extent applicable, or (ii) satisfies such requirements.

(12) Certain Requirements of Corporate Law.  Awards shall be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b) Awards Requiring Exercise.

(1) Time And Manner Of Exercise.  Unless the Administrator expressly provides otherwise, an Award requiring exercise will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price.  The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such other amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced other than in accordance with the terms of Section 9 below and stockholder approval requirements of the New York Stock Exchange, as applicable. Fair market value shall be determined by the Administrator consistent with the applicable requirements of Section 422 and Section 409A.

(3) Payment Of Exercise Price.  Where the exercise of an Award is to be accompanied by payment, payment of the exercise price shall be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of unrestricted shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) through the withholding of shares of Stock otherwise to be delivered upon exercise of the Award whose Fair Market Value is equal to the aggregate exercise price of the Award being exercised, (iv) by other means acceptable to the Administrator, or (v) by any combination of the foregoing permissible forms of payment. No Award requiring exercise or portion thereof may be exercised unless, at the time of exercise, the fair market value of the shares of Stock subject to such Award or portion thereof exceeds the exercise price for the Award or such portion. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4) Maximum Term.  Awards requiring exercise will have a maximum term not to exceed ten (10) years from the date of grant (five (5) years from the date of grant in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422) from the date of grant.

7. EFFECT OF CERTAIN TRANSACTIONS

(a) Mergers, etc.  Except as otherwise provided in an Award, the Administrator shall, in its sole discretion, determine the effect of a Covered Transaction on Awards, which determination may include, but is not limited to, taking the following actions:

(1) Assumption or Substitution.  If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption or continuation of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2) Cash-Out of Awards.  If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), then subject to Section 7(a)(5) below the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; provided, that the Administrator shall not exercise its discretion under this Section 7(a)(2) with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A.

(3) Acceleration of Certain Awards.  If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, then subject to Section 7(a)(5) below the Administrator may provide that each Award will become fully exercisable and the delivery of any shares of Stock remaining deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction; provided, that to the extent acceleration pursuant to this Section 7(a)(3) of an Award subject to Section 409A would cause the Award to fail to satisfy the requirements of Section 409A, the Award shall not be accelerated and the Administrator in lieu thereof shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Stock and on terms that as nearly as possible, but taking into account adjustments required or permitted by this Section 7, replicate the prior terms of the Award.

(4) Termination of Awards Upon Consummation of Covered Transaction.  Each Award will terminate upon consummation of the Covered Transaction, other than the following: (i) Awards assumed pursuant to Section 7(a)(1) above; (ii) Awards converted pursuant to the proviso in Section 7(a)(3) above into an ongoing right to receive payment other than Stock, and (iii) outstanding shares of Restricted Stock (which will be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below).

(5) Additional Limitations.  Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the

Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or the acceleration of exercisability of an Award under Section 7(a)(3) above shall not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b) Changes in and Distributions With Respect to Stock

(1) Basic Adjustment Provisions.  In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator shall make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to maximum share limits described in Section 4(d), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments.  The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 and the requirements of Section 409A and for the performance-based compensation rules of Section 162(m), where applicable.

(3) Continuing Application of Plan Terms.  References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8. LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will use commercially reasonable efforts to satisfy applicable legal requirements for the issuance of shares of Stock pursuant to the exercise of any Award. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of a Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. In furtherance of the foregoing, the Administrator may, without stockholder approval, amend any outstanding Award requiring exercise to provide an exercise price (or base value, in the case of an SAR) per share that is lower than the then-current exercise price (or base value) per share of such outstanding Award

(but not lower than the exercise price or base value at which a new Award of the same type could be granted on the date of such amendment). The Board may also, without stockholder approval, cancel any outstanding award (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock, including, in the case of an Award requiring exercise, a new Award having an exercise price (or base value, in the case of an SAR) per share lower than the then-current exercise price (or base value, in the case of an SAR) per share of the cancelled award, subject to the requirements of Section 6(b)(2) above. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10. OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

11. MISCELLANEOUS

(a) Waiver of Jury Trial.  By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b) Limitation of Liability.  Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company, in its discretion, to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such acceleration of income or additional tax.

(c) Rule 16b-3.  During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of any Awards granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act will qualify for exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Administrator does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative with respect to such Awards to the extent permitted by law and deemed advisable by the Administrator, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Administrator may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

12. ESTABLISHMENT OF SUB-PLANS

The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

13. GOVERNING LAW

Except as otherwise provided by the express terms of an Award agreement or under a sub-plan described in Section 12, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of our based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”:  The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”:  Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code, except that in determining eligibility for the grant of an Award by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. § 1.414(c)-2; provided, that to the extent permitted under Section 409A, “at least 20%” shall be used in lieu of “at least 50%”; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply but any such change shall not be effective for twelve (12) months.

“Award”:  Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.

“Board”:  The Board of Directors of the Company.

“Cash Award”:  An Award denominated in cash.

“Cause”:  In the case of any Participant, unless a defined term “cause” is set forth in a Participant’s Award or employment agreement in which case such definition shall govern, a termination by the Company or an affiliate of the Participant’s Employment or a termination by the Participant of the Participant’s Employment, in either case following the occurrence of any of the following events: (i) the Participant’s willful and continued failure to perform, or gross negligence or willful misconduct in the performance of, his or her material duties with respect to the Company or an Affiliate which, if curable, continues beyond ten business days after a written demand for substantial performance is delivered to the Participant by the Company; or (ii) Participant’s conviction of, or a plea of nolo contendere to, a crime constituting a felony under the laws of the United States or any state thereof; (iii) the Participant’s committing or engaging in any act of fraud, embezzlement, theft or other act of dishonesty against the Company or its subsidiaries that causes material injury, monetarily or otherwise, to the Company or an Affiliate; or (iv) the Participant’s breach of his or her noncompetition or nonsolicitation obligations in any agreement with the Company that causes material injury, monetarily or otherwise, to the Company or an Affiliate.

“Code”:  The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”:  LPL Investment Holdings Inc.

“Compensation Committee”:  The Compensation and Human Resources Committee of the Board.

“Competitive Activity”:  engaging, directly or indirectly, alone or as principal, agent, employee, employer, consultant, investor, partner or manager, or providing advisory or other services to, or owning any stock or any other ownership interest in, or making any financial investment in any business (or entity) that engages in any business in which the Company and its subsidiaries are engaged, or that provides any material products and/or services that the Company or its subsidiaries were actively developing or designing (provided that where such Competitive Activity occurs following termination of Employment, the Competitive Activity shall be determined at the date of termination); provided, that the foregoing shall not restrict the Participant from owning less than two percent (2%) of the outstanding securities of any class of securities listed on a national exchange or inter-dealer quotation system.

“Covered Transaction”:  Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, in each case by other than an Affiliate (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Effective Date”:  The date on which the initial public offering of LPL becomes effective within the meaning of the Securities Act of 1933.

“Employee”:  Any person who is employed by the Company or an Affiliate.

“Employment”:  A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms shall be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election shall be deemed a part of the Plan.

“Exchange Act”:  The Securities Exchange Act of 1934, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Existing Plans”:  LPL Investment Holdings Inc. 2005 Stock Option Plan for Non-Qualified Stock Options; LPL Investment Holdings Inc. 2005 Stock Option Plan for Incentive Stock Options; LPL Investment Holdings Inc. 2008 Stock Option Plan; and LPL Investment Holdings Inc. Advisor Incentive Plan.

“ISO”:  A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”:  A person who is granted an Award under the Plan.

“Performance Award”:  An Award subject to Performance Criteria. The Compensation Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”:  Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”:  The LPL Investment Holdings Inc. 2010 Omnibus Equity Incentive Plan as from time to time amended and in effect.

“Restricted Stock”:  Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”:  A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“Retirement”:  Termination of Employment other than for Cause following attainment of age 65 and completion of five (5) years of continuous service with the Company.

“SAR”:  A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 162(m)”:  Section 162(m) of the Code.

“Section 409A”:  Section 409A of the Code.

“Section 422”:  Section 422 of the Code.

“Stock”:  Common Stock of the Company, par value $0.001 per share.

“Stock Option”:  An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”:  An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”:  Stock not subject to any restrictions under the terms of the Award.